INDEPENDENT ACCOUNTANT'S CONSENT


         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated January 22, 1999 included in Southern Jersey Bancorp of Delaware, Inc.'s Annual Report on Form 10-K and to all references to our firm included in this Registration Statement.


                                        ATHEY & COMPANY, CPA's, P.A.


Bridgeton, New Jersey
August 5, 1999